Exhibit 99.1

MURPHY OIL CORPORATION ANNOUNCES FOURTH QUARTER AND

FULL YEAR 2018 FINANCIAL AND OPERATING RESULTS,

2019 CAPITAL INVESTMENT PROGRAM

Increased Proved Reserves by 17% with 166% Organic Reserve Replacement

EL DORADO, Arkansas, January 31, 2019 – Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the fourth quarter ended December 31, 2018, including net income attributable to Murphy, which excludes noncontrolling interest, of $103 million, or $0.59 per diluted share. Net income including noncontrolling interest was $112 million.

With the close of the previously announced Gulf of Mexico transaction in the fourth quarter 2018, and in accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its new subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials will include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release, but not the accompanying schedules, will exclude the NCI, thereby representing only the amounts attributable to Murphy.

Highlights for the fourth quarter include:

•	Produced 176 thousand barrels of oil equivalent per day, in line with guidance
•	Closed accretive, deep water, oil-weighted Gulf of Mexico transaction, which included the addition of over 70 million barrels of oil equivalent of proved reserves
•	Realized EBITDA of over $25 per barrel of oil equivalent sold
•	Received credit rating upgrades from Moody’s and Fitch Ratings
•	Closed $1.6 billion senior unsecured revolving credit facility, with more favorable covenants

Highlights for the full year 2018 include:

•	Increased proved reserves by 17 percent to 816 million barrels oil equivalent, with 57 percent liquids-weighting
•	Achieved 166 percent organic reserve replacement with a finding and development cost of $10.92 per barrel of oil equivalent
•	Maintained reserve life index in excess of 10 years
•	Produced 171 thousand barrels of oil equivalent per day, a 4 percent increase from prior year
•	Increased production in the Kaybob Duvernay to over 8,500 barrels of oil equivalent per day, more than double the prior year
•	Registered annualized EBITDA to average capital employed of 21 percent
•	Returned 14 percent of operating cash flow to shareholders through long-standing dividend policy
•	Preserved balance sheet strength with approximately 37 percent net debt to total capital

FOURTH QUARTER 2018 RESULTS

The company recorded net income, attributable to Murphy, of $103 million, or $0.59 per diluted share, for the fourth quarter 2018. The company reported adjusted income attributable to Murphy, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, of $54 million, or $0.31 per diluted share. The adjusted income excludes the following after-tax items: a gain of $30 million associated with tax impacts, an unrealized mark-to-market gain on crude oil derivative contracts of $28 million and a $16 million impairment on select Midland properties. Details for fourth quarter results can be found in the attached schedules.

Earnings before interest, taxes, depreciation and amortization (EBITDA) attributable to Murphy, totaled $421 million, or $25.67 per barrel of oil equivalent (BOE) sold. Earnings before interest, taxes, depreciation, amortization and exploration expenses (EBITDAX) attributable to Murphy, totaled $456 million, or $27.74 per BOE sold. Details for fourth quarter EBITDA and EBITDAX reconciliation can be found in the attached schedules.

Production in the fourth quarter averaged 176 thousand barrels of oil equivalent per day (MBOEPD), which was in line with guidance. Details for fourth quarter production can be found in the attached schedules.

FULL YEAR 2018 RESULTS

The company recorded a net income, attributable to Murphy,  of $411 million, or $2.36 per diluted share, for the full year 2018. The company reported adjusted income, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, of $219 million, or $1.26 per diluted share. Details for full year 2018 results can be found in the attached schedules.

Production for the full year averaged 171 MBOEPD, which was in line with guidance. Details for 2018 production can be found in the attached tables.

“2018 was a really good year for Murphy with our net income at the highest level in four years. We continued to benefit from our diverse, growing, oil-weighted portfolio that was able to continuously generate high cash flow per barrel metrics. We demonstrated again that we are proven deal-makers by successfully closing on an accretive oil-weighted transaction that will further enhance our ability to generate cash flow. Also, we remain committed to rewarding shareholders with cash returns through our long-standing competitive dividend, while we keep investment in our assets in line with our cash flows,” stated Roger W. Jenkins, President and Chief Executive Officer.

FINANCIAL POSITION

As of December 31, 2018, the company had $2.8 billion of outstanding long-term, fixed-rate notes, $325 million of borrowings on the $1.6 billion unsecured senior credit facility, and approximately $387 million in cash and cash equivalents, including noncontrolling interest, at year-end. The fixed-rate notes had a weighted average maturity of 7.8 years and a weighted average coupon of 5.5 percent.

YEAR-END 2018 PROVED RESERVES

Murphy’s preliminary year-end 2018 proved reserves were 816 million barrels of oil equivalent (MMBOE), a 17 percent increase from 698 MMBOE at year-end 2017. The change in year-over-year reserves is mainly attributed to the acquisition of Gulf of Mexico reserves through the MP GOM transaction as well as organic additions in both the Eagle Ford Shale and Tupper Montney assets. Organic reserve replacement was 166 percent and one-year finding and development cost were $10.92 per BOE, with a three-year cumulative finding and development cost of $10.62 per BOE.

2018 Proved Reserves – Preliminary *
Category	Net Liquid (MMBBLS)	Net Gas (BCF)	Net Equiv. (MMBBLS)
Proved Developed Producing (PDP)	257	913	409
Proved Undeveloped (PUD)	203	1,220	407
Total Proved	460	2,133	816
* Reserve quantities represent amounts attributable to Murphy and exclude noncontrolling interest

“Our team did an excellent job adding low-cost, high-value reserves in 2018. We were able to increase our proved reserves by 17 percent and more importantly increase our oil reserves by 24 percent from 2017. We continue to replace reserves with finding and development costs tracking below $11 per BOE. We are especially pleased with the additional oil reserves from our new Gulf of Mexico assets where the initial booking at year-end was above our original estimated volumes,” commented Jenkins.

REGIONAL OPERATIONS SUMMARY

North American Onshore

The North American onshore business produced over 93 MBOEPD in the fourth quarter.

Eagle Ford Shale  – Production in the quarter averaged over 40 MBOEPD, with 88 percent liquids. As planned, the company brought eight operated wells online during the quarter, all in the Catarina area.

Tupper Montney – Natural gas production in the quarter averaged over 230 million cubic feet per day (MMCFD), after allowing for over 6 MMCFD impacts related to third-party plant and pipeline restrictions. During the fourth quarter, the company celebrated the asset’s tenth anniversary milestone, producing over 600 billion cubic feet (BCF) gross since inception.

Kaybob Duvernay – During the quarter, the company achieved record production averaging 11 MBOEPD with 59 percent liquids. Murphy has increased production in this play for seven consecutive quarters. As planned, the company brought five operated wells online: a four well pad in Kaybob West and one well in Two Creeks. The four well pad in Kaybob West performed in-line with pre-drill estimates, achieving average initial gross production rates over 30 days (IP30 rate) of over 900 BOEPD per well, with 67 percent liquids. The Two Creeks well, drilled by the previous operator at a less than optimal lateral length of 5,500 feet, was completed and brought online at initial gross production rates of 600 barrels of oil (BOPD) with 87 percent liquids. Over the course of 2018 the company brought 27 wells online, which advanced the appraisal of the play.

“We continue to be pleased with our North American unconventional business. Our steadfast Tupper Montney asset continues to provide free cash flow at current prices due to our market diversity and execution. Success continues in the Kaybob Duvernay, with strong well performance across the play, and promising early results in the Two Creeks area, support our plan to retain the vast majority of our acreage. In Eagle Ford Shale we jump-started our 2019 program and are currently running four rigs and two frac spreads, adding profitable production growth in the asset with additional capital allocation going forward,” commented Jenkins.

Global Offshore

The offshore business produced 83 MBOEPD for the fourth quarter, with 76 percent liquids.

Malaysia & Brunei – Production in the quarter averaged 46 MBOEPD, with 63 percent liquids. Block K and Sarawak averaged 28 thousand barrels of liquids per day, while Sarawak natural gas production averaged over 99 MMCFD.

Vietnam – Early in 2019, Murphy received the Declaration of Commerciality for the LDV field and expects to move forward with sanction later this year.

North America – Production in the quarter for the Gulf of Mexico averaged 32 MBOEPD, with 92 percent liquids. Canada offshore averaged 5 MBOEPD.

As previously announced in fourth quarter 2018 Murphy closed a Gulf of Mexico transaction with Petrobras America Inc., a subsidiary of Petrobras, for a net, after closing adjustments, cash consideration of $795 million and a 20 percent NCI in MP GOM. The bolt-on transaction provides oil-weighted production and reserves with areas that have additional upside, while utilizing the company’s proven deep-water execution expertise. The contribution from MP GOM in the above volume was limited to one-month only, and was negatively impacted by a well in the Chinook field experiencing a mechanical malfunction, resulting in a daily loss of 4,400 BOEPD net. This well is expected to be worked over in late 2019.

Also in the quarter, the Dalmatian subsea pump was installed. Currently, the pump is delivering gross incremental production of over 10,000 BOEPD, an increase of 250 percent from prior quarter production, with 96 percent uptime.

EXPLORATION

Gulf of Mexico Exploration – During the fourth quarter, Murphy drilled the King Cake exploration well (Atwater Valley 23) which encountered non-commercial quantities of hydrocarbons and was subsequently plugged and abandoned. The well, which Murphy operated at a 35 percent working interest, cost $16 million net, pre-tax, which is included in the company’s fourth quarter dry hole expense.

Mexico Exploration – During the fourth quarter, Murphy secured its drilling permit from the Comisión Nacional de Hidrocarburos (“CNH”) for the Cholula exploration well and expects to spud the well in the first quarter of 2019.

Vietnam Exploration – Murphy expects to spud the LDT-1X well, in Block 15-01/05 in the Cuu Long Basin, during the first quarter of 2019.

2019 CAPITAL EXPENDITURE AND PRODUCTION GUIDANCE

Murphy is planning 2019 capital expenditures to be in the range of $1.25 to $1.45 billion with full year 2019 production to be in the range of 202 to 210 MBOEPD. Production for the first quarter 2019 is estimated to be in the range of 198 to 202 MBOEPD. Both production and CAPEX guidance ranges exclude Gulf of Mexico noncontrolling interest (NCI). The 2019 plan reflects the company’s ongoing commitment of keeping spending in line with cash flows while simultaneously returning cash to shareholders.

The table below illustrates the capital allocation by area.

2019 Capital Expenditure Guidance
Area	Percent of Total CAPEX
U.S. Onshore	43
Canada Onshore	20
North America Offshore	19
SE Asia	9
Exploration	8
Other	1

For 2019, Murphy is allocating $878 million of capital, or 63 percent, to its North America onshore assets, in comparison to $780 million, or 66 percent in 2018.

In the Eagle Ford Shale, Murphy will spend approximately $600 million in 2019, a 40 percent increase from 2018. The Eagle Ford Shale capital includes approximately $470 million for drilling and completing wells and $130 million for field development and nine non-operated wells. The 2019 plan includes 90 operated wells being brought online which are expected to be equally distributed across the company’s acreage. This is over an 80 percent increase in operated wells online compared to 2018.

The company is allocating $280 million to Canada onshore in the Kaybob Duvernay, Tupper Montney and Placid Montney. In the Kaybob Duvernay, Murphy is allocating $200 million, which is 25 percent lower than in 2018. The Kaybob Duvernay capital allocation will focus only on lease retention across the play. The Kaybob Duvernay, Tupper Montney and Placid Montney will deliver 12, 8, and 7 wells online respectively.

2019 Operated Onshore Wells Online
	1Q 2019	2Q 2019	3Q 2019	4Q 2019	2019 Total
Eagle Ford Shale	14	31	25	20	90
Kaybob Duvernay	4	6	2	0	12
Tupper Montney	3	0	5	0	8
Placid Montney	0	0	0	7	7

Production for North America onshore assets, for full year 2019, is expected to increase approximately six percent, to over 100,800 BOEPD as compared to over 94,600 BOEPD for full year 2018. Production in the Eagle Ford Shale is expected to increase from 2018 levels by 4 to 6 MBOEPD. The Kaybob Duvernay and Placid Montney areas are expected to have annual production over 12 MBOEPD, an 8 percent increase from 2018. In the Tupper Montney, production is expected to be approximately 235 MMCFD, in line with 2018 volumes.

Murphy is allocating approximately $360 million of capital to its global offshore assets of which 60 percent will be spent in the Gulf of Mexico, 30 percent in Malaysia, Vietnam, and Brunei, and the remainder in Canada offshore. The capital in the Gulf of Mexico is primarily related to field development projects, including the Dalmatian subsea pump and the Samurai field development activities. Murphy will also be investing capital for a pre-FEED waterflood study for the St. Malo field. In Malaysia, the 2019 capital is primarily related to the Block H FLNG project which is expected to come online in 2020, in addition to development drilling projects related to Gumusut-Kakap and Sarawak, as well as Kikeh Gas Lift.

The company is allocating approximately $110 million to exploration in 2019, with 53 percent for drilling, 21 percent for geological and geophysical studies, and the remainder for other explorations costs.

“Our 2019 capital program supports our strategy of allocating capital to high margin, oil-weighted assets by investing in our profitable Eagle Ford Shale business while supporting our long-lived, free cash flow providing offshore assets. Our investment program is based on spending within our means while generating free cash flow in addition to our current dividend level,” commented Jenkins.

Detailed guidance for the first quarter and full year 2019 is contained in the following schedule.

CONFERENCE CALL AND WEBCAST SCHEDULED FOR JANUARY 31, 2019

Murphy will host a conference call to discuss 2018 financial and operating results as well as provide 2019 guidance on Thursday, January 31, 2019, at 9:00 a.m. ET. The call can be accessed either via the Internet through the Investor Relations section of Murphy Oil’s website at http://ir.murphyoilcorp.com or via the telephone by dialing toll free 1-888-886-7786, reservation number 22385243.

FINANCIAL DATA

Summary financial data and operating statistics for fourth quarter 2018, with comparisons to the same period from the previous year, are contained in the following schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods and schedules comparing EBITDA and EBITDAX between periods are included with these schedules as well as guidance for the first quarter and full year 2019.

ABOUT MURPHY OIL CORPORATION

Murphy Oil Corporation is a global independent oil and natural gas exploration and production company. The company’s diverse resource base includes offshore production in Southeast Asia, Canada and the Gulf of Mexico, as well as North America onshore plays in the Eagle Ford Shale, Kaybob Duvernay and Montney. Additional information can be found on the company’s website at http://www.murphyoilcorp.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to, increased volatility or deterioration in the level of crude oil and natural gas prices, deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves, reduced customer demand for our products due to environmental, regulatory, technological or other reasons, adverse foreign exchange movements, political and regulatory instability in the markets where we do business, natural hazards impacting our operations, any other deterioration in our business, markets or prospects, any failure to obtain necessary regulatory approvals, any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices, and adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

RESERVES REPORTING TO THE SECURITIES AND EXCHANGE COMMISSION

The SEC requires oil and natural gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions.  We may use certain terms in this new release, such as “resource”, “gross resource”, “recoverable resource”, “recoverable oil”, “resource base”, “EUR”, or “estimated ultimate recovery” and similar terms that the SEC’s rules prohibit us from including in filings with the SEC.  Investors are urged to consider closely the disclosures and risk factors in our most recent Annual Report on Form 10-K filed with the SEC and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com.

NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP financial measures that management believes are good tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry, although not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP, and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.

Investor Contacts:

Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107

Bryan Arciero, bryan_arciero@murphyoilcorp.com, 832-319-5374

Emily McElroy, emily_mcelroy@murphyoilcorp.com, 870-864-6324

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS  (unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017 [1]	2018	2017 [1]

Revenues
Revenue from sales to customers	$664,717	580,455	2,586,627	2,078,548
(Loss) gain on crude contracts	27,374	(40,799)	(41,975)	9,566
Gain on sale of assets and other income	(84)	1,929	25,951	137,015
Total revenues	692,007	541,585	2,570,603	2,225,129

Costs and expenses
Lease operating expenses	149,668	122,251	555,894	468,323
Severance and ad valorem taxes	11,972	10,847	52,072	43,618
Exploration expenses, including undeveloped lease amortization	34,066	45,478	103,977	122,834
Selling and general expenses	42,700	48,135	216,024	203,573
Depreciation, depletion and amortization	261,338	242,937	971,901	957,719
Accretion of asset retirement obligations	12,518	10,953	44,559	42,590
Impairment of assets	20,000	-	20,000	-
Redetermination expense	-	15,000	11,332	15,000
Other expense (benefit)	9,903	19,718	(34,873)	30,706
Total costs and expenses	542,165	515,319	1,940,886	1,884,363
Operating income from continuing operations	149,842	26,266	629,717	340,766

Other income (loss)
Interest and other income (loss)	3,670	19,164	(15,775)	(87,181)
Interest expense, net	(47,340)	(43,360)	(181,604)	(181,783)
Total other loss	(43,670)	(24,196)	(197,379)	(268,964)

Income from continuing operations before income taxes	106,172	2,375	432,338	71,802
Income tax expense (benefit)	(6,471)	287,136	9,330	382,738
Income (loss) from continuing operations	112,643	(284,761)	423,008	(310,936)
Income (loss) from discontinued operations, net of income taxes	(872)	(2,030)	(3,522)	(853)
Net income (loss) including noncontrolling interest	111,771	(286,791)	419,486	(311,789)
Less: Net income (loss) attributable to noncontrolling interest	8,392	-	8,392	-
NET INCOME (LOSS) ATTRIBUTABLE TO MURPHY	$103,379	(286,791)	411,094	(311,789)

INCOME (LOSS) PER COMMON SHARE – BASIC
Continuing operations	$0.60	(1.65)	2.39	(1.81)
Discontinued operations	-	(0.01)	(0.01)	-
Net Income (Loss)	$0.60	(1.66)	2.38	(1.81)

INCOME (LOSS) PER COMMON SHARE – DILUTED
Continuing operations	$0.59	(1.65)	2.37	(1.81)
Discontinued operations	-	(0.01)	(0.01)	-
Net Income (Loss)	$0.59	(1.66)	2.36	(1.81)

Cash dividends per Common share	0.25	0.25	1.00	1.00

Average Common shares outstanding (thousands)
Basic	173,055	172,573	172,974	172,524
Diluted	174,312	172,573	174,209	172,524

1 Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(Thousands of dollars)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Operating Activities
Net income (loss) including noncontrolling interest	$111,771	(286,791)	419,486	(311,789)
Adjustments to reconcile net income (loss) to net cash provided by continuing operations activities:
Loss (Income) from discontinued operations	872	2,030	3,522	853
Depreciation, depletion and amortization	261,338	242,937	971,901	957,719
Impairment of assets	20,000	–	20,000	–
Dry hole costs (credits)	16,098	(3,024)	20,624	(4,163)
Amortization of undeveloped leases	8,633	20,916	40,177	61,776
Accretion of asset retirement obligations	12,518	10,953	44,559	42,590
Deferred income tax charge (benefit)	(44,925)	263,987	(183,680)	260,420
Pretax (gain) loss from sale of assets	(48)	3,332	(54)	(127,434)
Net (increase) decrease in noncash operating working capital	(167,258)	135,344	(169,808)	136,414
Other operating activities, net	3,452	(80,407)	52,669	111,689
Net cash provided by continuing operations activities	222,451	309,277	1,219,396	1,128,075

Investing Activities
Acquisition of oil properties	(794,623)	–	(794,623)	–
Property additions and dry hole costs	(244,449)	(303,250)	(1,102,805)	(1,009,667)
Proceeds from sales of property, plant and equipment	255	360	1,383	69,506
Purchases of investment securities [1]	–	–	–	(212,661)
Proceeds from maturity of investment securities [1]	–	–	–	320,828
Net cash required by investing activities	(1,038,817)	(302,890)	(1,896,045)	(831,994)

Financing Activities
Increase (decrease) in revolving credit facility	325,000	–	325,000	–
Borrowings of debt, net of issuance costs	–	(175)	–	541,597
Repayments of debt	–	–	–	(550,000)
Capital lease obligation payments	(2,586)	(2,446)	(9,750)	(17,133)
Withholding tax on stock-based incentive awards	(1,154)	35	(8,076)	(7,116)
Issue cost of debt facility	(6,366)	–	(6,366)	–
Cash dividends paid	(43,264)	(43,144)	(173,044)	(172,565)
Net cash required by financing activities	271,630	(45,730)	127,764	(205,217)

Effect of exchange rate changes on cash and cash equivalents	(15,623)	7,124	(28,730)	1,327
Net increase (decrease) in cash and cash equivalents	(560,359)	(32,219)	(577,615)	92,191
Cash and cash equivalents at beginning of period	947,732	997,207	964,988	872,797
Cash and cash equivalents at end of period	$387,373	964,988	387,373	964,988

1    Investments are Canadian government securities with maturities greater than 90 days at the date of acquisition.

MURPHY OIL CORPORATION

SCHEDULE OF ADJUSTED INCOME (LOSS)

(unaudited)

(Millions of dollars, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income (loss) attributable to Murphy (GAAP)	$103.4	(286.8)	411.1	(311.8)
Discontinued operations loss (income)	0.9	2.0	3.5	0.9
Income from continuing operations	104.3	(284.8)	414.6	(310.9)
Adjustments:
Impact of tax reform	(15.7)	274.3	(135.7)	274.3
Mark-to-market (gain) loss on crude oil derivative contracts	(27.6)	20.0	(26.8)	(8.9)
Ecuador arbitration settlement	–	–	(20.5)	–
Brunei working interest income	–	–	(16.0)	–
Impairment of assets	15.8	–	15.8	–
Seal insurance proceeds	–	–	(15.2)	–
Tax benefits on investments in foreign areas	(14.7)	–	(14.7)	(32.9)
Foreign exchange losses (gains)	(3.9)	(22.4)	10.2	64.2
Malaysia/ Brunei unitization/ redetermination expense	–	9.3	7.0	9.3
Write-off of previously suspended exploration wells	–	–	4.5	–
Mark-to-market (gain) loss on PAI contingent consideration	(3.8)	–	(3.8)	–
Deferred tax on undistributed foreign earnings	–	–	–	65.2
Gain on sale of assets	–	2.5	–	(93.5)
Oil Insurance Limited dividends	–	–	–	(2.9)
Materials inventory loss	–	14.1	–	14.1
Total adjustments after taxes	(49.9)	297.8	(195.2)	288.9
Adjusted income (loss) attributable to Murphy	$54.4	13.0	219.4	(22.0)

Adjusted income (loss) per diluted share	$0.31	0.08	1.26	(0.13)

Non-GAAP Financial Measures

Presented above is a reconciliation of Net income(loss) to Adjusted income  (loss).  Adjusted income  (loss) excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  Adjusted income (loss) is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) as determined in accordance with accounting principles generally accepted in the United States of America.

Amounts shown above as reconciling items between Net income (loss) and Adjusted income  (loss) are presented net of applicable income taxes based on the estimated statutory rate in the applicable tax jurisdiction.  The pretax and income tax impacts for adjustments shown above are as follows by area of operations.

	Three Months Ended			Year Ended
	December 31, 2018			December 31, 2018
	Pretax	Tax	Net	Pretax	Tax	Net
Exploration & Production:
United States	$15.2	(3.2)	12.0	15.2	(3.2)	12.0
Canada	–	–	–	(21.0)	5.8	(15.2)
Malaysia	–	–	–	11.3	(4.3)	7.0
Other International	–	(14.7)	(14.7)	(11.5)	(14.7)	(26.2)
Total E&P	15.2	(17.9)	(2.7)	(6.0)	(16.4)	(22.4)
Corporate [1]:	(40.3)	(6.9)	(47.2)	(51.9)	(120.9)	(172.8)
Total adjustments	$(25.1)	(24.8)	(49.9)	(57.9)	(137.3)	(195.2)

1 In 2018, the Company reported realized and unrealized gains and losses on crude oil contracts in the Corporate segment to reflect how segments are currently evaluated, how resources are allocated and how risk is managed by the Company.  The 2017 amounts have been reclassified from the Exploration and Production business for comparable disclosure.

MURPHY OIL CORPORATION

SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION

AND AMORTIZATION (EBITDA)

(unaudited)

(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income (loss) attributable to Murphy (GAAP)	$103.4	(286.8)	411.1	(311.8)
Discontinued operations loss (income)	0.9	2.0	3.5	0.9
Income tax expense (benefit)	(6.5)	287.1	9.3	382.7
Interest expense, net	47.3	43.4	181.6	181.8
Depreciation, depletion and amortization expense	256.3	242.9	966.9	957.7
Impairment of assets	20.0	–	20.0	–
EBITDA attributable to Murphy (Non-GAAP)	$421.4	288.6	1,592.4	1,211.3
Accretion of asset retirement obligations	12.5	11.0	44.6	42.6
Mark-to-market (gain) loss on crude oil derivative contracts	(35.0)	30.8	(33.9)	(13.7)
Ecuador arbitration settlement	–	–	(26.0)	–
Seal insurance proceeds	–	–	(21.0)	–
Brunei working interest income	–	–	(16.0)	–
Malaysia/ Brunei unitization/ redetermination expense	–	15.0	11.3	15.0
Foreign exchange losses (gains)	(5.3)	(24.0)	8.1	75.1
Mark-to-market (gain) loss on PAI contingent consideration	(4.8)	–	(4.8)	–
Write-off of previously suspended exploration wells	–	–	4.5	–
Gain on sale of assets	–	3.3	–	(127.4)
Oil Insurance Limited dividends	–	–	–	(4.4)
Materials inventory loss	–	21.0	–	21.0
Adjusted EBITDA attributable to Murphy (Non-GAAP)	$388.8	345.7	1,559.2	1,219.5

Total barrels of oil equivalents sold attributable to Murphy (thousands of barrels)	16,417.4	15,106.4	62,330.5	59,321.6

EBITDA per barrel of oil equivalents sold	$25.67	19.10	25.55	20.42
Adjusted EBITDA per barrel of oil equivalents sold	$23.68	22.88	25.02	20.56

Non-GAAP Financial Measures

Presented above is a reconciliation of Net income (loss) to Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Management believes EBITDA and adjusted EBITDA are important information to provide because they are used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

Presented above is EBITDA per barrel of oil equivalent sold and adjusted EBITDA per barrel of oil equivalent sold. Management believes EBITDA per barrel of oil equivalent sold and adjusted EBITDA per barrel of oil equivalent sold are important information because they are used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.   EBITDA per barrel of oil equivalent sold and adjusted EBITDA per barrel of oil equivalent sold are non-GAAP financial metrics.

MURPHY OIL CORPORATION

SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION

AND AMORTIZATION AND EXPLORATION (EBITDAX)

(unaudited)

(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income (loss) attributable to Murphy (GAAP)	$103.4	(286.8)	411.1	(311.8)
Discontinued operations loss (income)	0.9	2.0	3.5	0.9
Income tax expense (benefit)	(6.5)	287.1	9.3	382.7
Interest expense, net	47.3	43.4	181.6	181.8
Depreciation, depletion and amortization expense	256.3	242.9	966.9	957.7
Impairment of assets	20.0	–	20.0	–
EBITDA attributable to Murphy (Non-GAAP)	421.4	288.6	1,592.4	1,211.3
Exploration expenses	34.1	45.5	104.0	122.8
EBITDAX attributable to Murphy (Non-GAAP)	$455.5	334.1	1,696.4	1,334.1
Accretion of asset retirement obligations	12.5	11.0	44.6	42.6
Mark-to-market (gain) loss on crude oil derivative contracts	(35.0)	30.8	(33.9)	(13.7)
Ecuador arbitration settlement	–	–	(26.0)	–
Seal insurance proceeds	–	–	(21.0)	–
Brunei working interest income	–	–	(16.0)	–
Malaysia/ Brunei unitization/ redetermination expense	–	15.0	11.3	15.0
Foreign exchange losses (gains)	(5.3)	(24.0)	8.1	75.1
Mark-to-market (gain) loss on PAI contingent consideration	(4.8)	–	(4.8)	–
Gain on sale of assets	–	3.3	–	(127.4)
Oil Insurance Limited dividends	–	–	–	(4.4)
Materials inventory loss	–	21.0	–	21.0
Adjusted EBITDAX attributable to Murphy (Non-GAAP)	$422.9	391.2	1,658.7	1,342.3

Total barrels of oil equivalents sold attributable to Murphy (thousands of barrels)	16,417.4	15,106.4	62,330.5	59,321.6

EBITDAX per barrel of oil equivalents sold	$27.74	22.12	27.22	22.49
Adjusted EBITDAX per barrel of oil equivalents sold	$25.76	25.90	26.61	22.63

Non-GAAP Financial Measures

Presented above is a reconciliation of Net income (loss) to Earnings before interest, taxes, depreciation and amortization, and exploration expenses (EBITDAX) and adjusted EBITDAX. Management believes EBITDAX and adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDAX and adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

Presented above is EBITDAX per barrel of oil equivalent sold and adjusted EBITDAX per barrel of oil equivalent sold. Management believes EBITDAX per barrel of oil equivalent sold and adjusted EBITDAX per barrel of oil equivalent sold are important information because they are used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.  EBITDAX per barrel of oil equivalent sold and adjusted EBITDAX per barrel of oil equivalent sold are non-GAAP financial metrics.

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

(Millions of dollars)

	Three Months Ended December 31, 2018		Three Months Ended December 31, 2017
	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1,4]	$344.0	42.6	298.0	22.4
Canada	104.8	4.4	97.4	9.8
Malaysia	213.6	61.1	186.8	50.3
Other	2.3	12.3	–	(26.6)
Total exploration and production	664.7	120.4	582.2	55.9
Corporate [1]	27.3	(7.7)	(40.6)	(340.7)
Revenue/income from continuing operations	692.0	112.7	541.6	(284.8)
Discontinued operations, net of tax	–	(0.9)	–	(2.0)
Total revenues/net income (loss)	$692.0	111.8	541.6	(286.8)

	Year Ended December 31, 2018		Year Ended December 31, 2017
	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [4]	$1,289.6	242.9	944.3	(8.9)
Canada [2]	438.6	51.1	485.5	112.5
Malaysia	854.2	269.5	781.1	224.2
Other	22.2	(16.6)	–	(37.5)
Total exploration and production	2,604.6	546.9	2,210.9	290.3
Corporate [3]	(34.0)	(123.9)	14.2	(601.2)
Revenue/income from continuing operations	2,570.6	423.0	2,225.1	(310.9)
Discontinued operations, net of tax	–	(3.5)	–	(0.9)
Total revenues/net income (loss)	$2,570.6	419.5	2,225.1	(311.8)

1 In 2018, the Company reported realized and unrealized gains and losses on crude oil contracts in the Corporate segment to reflect how segments are currently evaluated, how resources are allocated and how risk is managed by the Company.  The 2017 amounts have been reclassified from the U.S. Exploration and production business to reflect comparable disclosure.  Realized and unrealized gains (losses) of $27.4 million and ($40.8) million are included in the Corporate segment for the three month periods ended December, 2018 and 2017, respectively. Realized and unrealized gains (losses) of ($42.0) million and $9.6 million are included in the Corporate segment for the years ended December 31, 2018 and 2017, respectively. Corporate segment loss for the three-month periods ended December 31, 2018 and 2017 included foreign exchange gain of $5.0 million and $23.7 million, respectively.  Corporate segment loss for the years ended December 31, 2018 and 2017 included foreign exchange losses of $9.0 million and $97.1 million, respectively.

2  2017 revenue includes a pretax gain of $132.4 million ($96.0 million after-tax) related to the sale of the Seal heavy oil asset in Canada.

3 Corporate net loss for the year ended December 31, 2018 included a credit to income tax expense of $135.7 million related to an IRS interpretation of the Tax Cuts and Jobs Act (the Act).  Corporate net loss for the year ended December 31, 2017 included a charge of $274.3 million relating to the impact of the Act.

4 In 2018, includes results attributable to a noncontrolling interest in MP GOM LLC, a  Gulf of Mexico joint venture (MP GOM).

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
THREE MONTHS ENDED DECEMBER 31,  2018 AND 2017

	United
(Millions of dollars)	States [1]	Canada	Malaysia	Other	Total
Three Months Ended December 31, 2018
Oil and gas sales and other revenues	$344.0	104.8	213.6	2.3	664.7
Lease operating expenses	67.9	31.6	49.7	0.4	149.6
Severance and ad valorem taxes	11.7	0.3	–	–	12.0
Depreciation, depletion and amortization	137.1	61.3	56.7	1.0	256.1
Accretion of asset retirement obligations	6.0	1.9	4.6	–	12.5
Impairment of assets	20.0	–	–	–	20.0
Exploration expenses
Dry holes	16.0	–	0.1	–	16.1
Geological and geophysical	0.6	–	1.5	2.4	4.5
Other exploration	1.1	0.3	–	3.5	4.9
	17.7	0.3	1.6	5.9	25.5
Undeveloped lease amortization	7.6	0.3	–	0.7	8.6
Total exploration expenses	25.3	0.6	1.6	6.6	34.1
Selling and general expenses	10.0	6.1	2.6	5.4	24.1
Other	10.8	1.7	(0.2)	1.2	13.5
Results of operations before taxes	55.2	1.3	98.6	(12.3)	142.8
Income tax provisions (benefits)	12.6	(3.1)	37.5	(24.6)	22.4
Results of operations (excluding corporate overhead and interest)	$42.6	4.4	61.1	12.3	120.4

Three Months Ended December 31, 2017
Oil and gas sales and other revenues	$298.0	97.4	186.8	–	582.2
Lease operating expenses	62.8	24.3	35.2	–	122.3
Severance and ad valorem taxes	10.6	0.2	–	–	10.8
Depreciation, depletion and amortization	144.0	48.8	44.9	1.0	238.7
Accretion of asset retirement obligations	4.6	2.0	4.3	–	10.9
Redetermination expense	–	–	15.0	–	15.0
Exploration expenses
Dry holes	–	–	(0.1)	(3.0)	(3.1)
Geological and geophysical	2.1	–	1.7	11.6	15.4
Other exploration	1.1	0.2	–	10.9	12.2
	3.2	0.2	1.6	19.5	24.5
Undeveloped lease amortization	20.7	0.2	–	–	20.9
Total exploration expenses	23.9	0.4	1.6	19.5	45.4
Selling and general expenses	13.2	7.2	3.5	4.5	28.4
Other	18.5	1.9	(0.7)	–	19.7
Results of operations before taxes	20.4	12.6	83.0	(25.0)	91.0
Income tax provisions (benefits)	(2.0)	2.8	32.7	1.6	35.1
Results of operations (excluding corporate overhead and interest)	$22.4	9.8	50.3	(26.6)	55.9

1  In 2018, the Company reported realized and unrealized gains and losses on crude oil contracts in the Corporate segment to reflect how segments are currently evaluated, how resources are allocated and how risk is managed by the Company.  The 2017 amounts have been reclassified from the Exploration and Production business for comparable disclosure. 2018 also includes results attributable to a noncontrolling interest in MP GOM, effective November 30, 2018.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (unaudited)

YEAR ENDED DECEMBER 31,  2018 AND 2017

	United
(Millions of dollars)	States [1]	Canada [2]	Malaysia	Other	Total
Year Ended December 31, 2018
Oil and gas sales and other revenues	$1,289.6	438.6	854.2	22.2	2,604.6
Lease operating expenses	230.5	122.6	202.1	0.7	555.9
Severance and ad valorem taxes	50.9	1.2	–	–	52.1
Depreciation, depletion and amortization	519.5	232.4	198.6	3.5	954.0
Accretion of asset retirement obligations	19.5	7.7	17.4	–	44.6
Impairment of assets	20.0	–	–	–	20.0
Redetermination expense	–	–	11.3	–	11.3
Exploration expenses
Dry holes	16.0	–	0.1	4.5	20.6
Geological and geophysical	7.1	–	2.1	6.7	15.9
Other exploration	6.3	0.6	–	20.4	27.3
	29.4	0.6	2.2	31.6	63.8
Undeveloped lease amortization	36.8	0.8	–	2.5	40.1
Total exploration expenses	66.2	1.4	2.2	34.1	103.9
Selling and general expenses	49.0	26.8	10.8	23.5	110.1
Other	23.0	(19.1)	(1.0)	2.3	5.2
Results of operations before taxes	311.0	65.6	412.8	(41.9)	747.5
Income tax provisions (benefits)	68.1	14.5	143.3	(25.3)	200.6
Results of operations (excluding corporate overhead and interest)	$242.9	51.1	269.5	(16.6)	546.9

Year Ended December 31, 2017
Oil and gas sales and other revenues	$944.3	485.5	781.1	–	2,210.9
Lease operating expenses	198.5	101.1	168.8	–	468.4
Severance and ad valorem taxes	42.2	1.5	–	–	43.7
Depreciation, depletion and amortization	546.1	185.4	204.6	3.8	939.9
Accretion of asset retirement obligations	17.4	7.9	17.3	–	42.6
Redetermination expense	–	–	15.0	–	15.0
Exploration expenses
Dry holes	(1.9)	–	0.7	(3.0)	(4.2)
Geological and geophysical	3.1	0.1	1.7	17.6	22.5
Other exploration	6.6	0.4	–	35.7	42.7
	7.8	0.5	2.4	50.3	61.0
Undeveloped lease amortization	60.2	1.6	–	–	61.8
Total exploration expenses	68.0	2.1	2.4	50.3	122.8
Selling and general expenses	61.8	28.3	14.0	19.6	123.7
Other	20.0	2.3	8.4	–	30.7
Results of operations before taxes	(9.7)	156.9	350.6	(73.7)	424.1
Income tax provisions (benefits)	(0.8)	44.4	126.4	(36.2)	133.8
Results of operations (excluding corporate overhead and interest)	$(8.9)	112.5	224.2	(37.5)	290.3

1  In 2018, the Company reported realized and unrealized gains and losses on crude oil contracts in the Corporate segment to reflect how segments are currently evaluated, how resources are allocated and how risk is managed by the Company.  The 2017 amounts have been reclassified from the Exploration and Production business for comparable disclosure. 2018 also includes results attributable to a noncontrolling interest in MP GOM, effective November 30, 2018.

2 2017 revenue includes a pretax gain of $132.4 million related to the sale of Seal heavy oil assets in Canada.

MURPHY OIL CORPORATION

PRODUCTION-RELATED EXPENSES

(unaudited)

(Dollars per barrel of oil equivalents sold)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

United States – Eagle Ford Shale
Lease operating expense	$10.83	6.70	8.84	7.35
Severance and ad valorem taxes	3.13	2.27	3.20	2.46
Depreciation, depletion and amortization (DD&A) expense	24.41	25.39	24.54	25.64

United States – Gulf of Mexico
Lease operating expense	$9.16	22.29	11.39	13.71
DD&A expense	15.32	17.62	16.50	20.20

Canada – Onshore
Lease operating expense	$4.04	4.50	4.52	4.95
Severance and ad valorem taxes	0.06	0.07	0.06	0.10
DD&A expense	10.99	9.79	10.61	9.92

Canada – Offshore
Lease operating expense	$21.85	9.08	15.21	9.61
DD&A expense	14.45	12.93	13.68	12.95

Malaysia – Sarawak
Lease operating expense	$8.26	4.34	8.12	5.24
DD&A expense	8.95	8.08	8.65	8.09

Malaysia – Block K
Lease operating expense	$14.83	14.35	16.97	14.13
DD&A expense	17.69	14.42	15.52	14.60

Total oil and gas operations
Lease operating expense	$8.91	8.09	8.86	7.89
Severance and ad valorem taxes	0.71	0.72	0.83	0.74
DD&A expense	15.56	15.79	15.50	15.85

Total oil and gas operations – excluding noncontrolling interest
Lease operating expense	$8.95	–	8.88	–
Severance and ad valorem taxes	0.71	–	0.83	–
DD&A expense	15.30	–	15.23	–

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(unaudited)

(Millions of dollars)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Capital expenditures
Exploration and production [1]
United States	$934.5	130.6	1,389.1	558.1
Canada	86.8	91.8	378.1	296.4
Malaysia	54.8	10.7	140.6	18.4
Other	12.7	33.0	51.6	88.0
Total	1,088.8	266.1	1,959.4	960.9

Corporate	5.5	7.9	27.9	14.8
Total capital expenditures	1,094.3	274.0	1,987.3	975.7

Charged to exploration expenses [2]
United States	17.7	3.2	29.4	7.8
Canada	0.3	0.2	0.6	0.5
Malaysia	1.6	1.6	2.2	2.4
Other	5.9	19.5	31.6	50.3
Total charged to exploration expenses	25.5	24.5	63.8	61.0

Total capitalized [3]	$1,068.8	249.5	1,923.5	914.7

1  Includes 2018 acquisition capital expenditure related to MP GOM of $794.6 million.

2 Excludes amortization of undeveloped leases of $8.6 million and $20.9 million for the three months ended December 31, 2018 and 2017, respectively, and $40.2 million and $61.8 million for the year ended December 31, 2018 and 2017, respectively.

3 Includes noncontrolling interest capital expenditures of $3.0 million.

MURPHY OIL CORPORATION
CONDENSED BALANCE SHEETS (unaudited)
(Millions of dollars)

	December 31, 2018	December 31, 2017

Assets
Cash and cash equivalents	$387.4	965.0
Other current assets	492.4	406.6
Property, plant and equipment – net	9,757.6	8,220.0
Other long-term assets	415.2	269.3
Total assets	$11,052.6	9,860.9

Liabilities and Stockholders' Equity
Current maturities of long-term debt	$10.6	9.9
Other current liabilities	835.5	824.3
Long-term debt [1]	3,227.1	2,906.5
Other long-term liabilities	1,781.8	1,500.0
Total equity [2]	5,197.6	4,620.2
Total liabilities and stockholders' equity	$11,052.6	9,860.9

1 Includes a capital lease on production equipment of $125.8 million at December 31, 2018 and $134.0 million at December 31, 2017.

2  2018 includes noncontrolling interest of $368.3 million.

MURPHY OIL CORPORATION

PRODUCTION SUMMARY

(unaudited)

		Three Months Ended		Year Ended
		December 31,		December 31,
Barrels per day unless otherwise noted		2018	2017	2018	2017
Net crude oil and condensate
United States	Onshore	29,609	38,709	31,787	34,649
	Gulf of Mexico [1]	32,412	12,266	18,702	11,551
Canada	Onshore	7,017	3,821	5,690	3,004
	Offshore	5,109	8,064	6,701	8,091
	Heavy [2]	–	–	–	150
Malaysia	Sarawak	11,958	12,519	11,942	12,674
	Block K	15,351	17,578	16,734	20,312
Brunei		537	–	558	–
Total net crude oil and condensate		101,993	92,957	92,114	90,431
Net natural gas liquids
United States	Onshore	6,049	7,038	6,578	6,867
	Gulf of Mexico [1]	1,312	881	1,147	947
Canada	Onshore	1,273	799	1,073	508
Malaysia	Sarawak	1,145	465	792	829
Total net natural gas liquids		9,779	9,183	9,590	9,151
Net natural gas – thousands of cubic feet per day
United States	Onshore	30,356	31,956	31,832	32,629
	Gulf of Mexico [1]	15,970	12,619	14,356	11,901
Canada	Onshore	267,421	244,309	266,416	226,218
Malaysia	Sarawak	99,830	99,080	104,457	104,616
	Block K	3,589	9,230	5,766	8,358
Total net natural gas - thousands of cubic feet per day		417,166	397,194	422,827	383,722
Total net hydrocarbons including NCI [3,4]		181,300	168,339	172,175	163,536
Noncontrolling interest
Net crude oil and condensate – barrels per day		(4,500)	–	(1,134)	–
Net natural gas liquids – barrels per day		(94)	–	(24)	–
Net natural gas – thousands of cubic feet per day		(1,705)	–	(430)	–
Total noncontrolling interest		(4,878)	–	(1,230)	–
Total net hydrocarbons excluding NCI [3,4]		176,422	168,339	170,946	163,536

1 2018 includes net volumes attributable to a noncontrolling interest in MP GOM, a Gulf of Mexico joint venture.

2  The Company sold the Seal area heavy oil field in January 2017.

3  Natural gas converted on an energy equivalent basis of 6:1.

4  NCI – noncontrolling interest in MP GOM, a Gulf of Mexico joint venture.

MURPHY OIL CORPORATION

SALES SUMMARY

(unaudited)

		Three Months Ended		Year Ended
		December 31,		December 31,
Barrels per day unless otherwise noted		2018	2017	2018	2017
Net crude oil and condensate
United States	Onshore	29,609	38,709	31,787	34,649
	Gulf of Mexico [1]	28,554	12,266	17,729	11,551
Canada	Onshore	7,017	3,821	5,690	3,004
	Offshore	5,954	6,673	6,884	7,525
	Heavy [2]	–	–	–	150
Malaysia	Sarawak	13,354	9,795	12,401	12,454
	Block K	18,672	16,757	17,025	19,867
Brunei		463	–	233	–
Total net crude oil and condensate		103,623	88,021	91,749	89,200
Net natural gas liquids
United States	Onshore	6,049	7,038	6,578	6,867
	Gulf of Mexico [1]	1,312	881	1,147	947
Canada	Onshore	1,273	799	1,073	508
Malaysia	Sarawak	773	1,263	786	1,048
Total net natural gas liquids		9,407	9,981	9,584	9,370
Net natural gas – thousands of cubic feet per day
United States	Onshore	30,356	31,956	31,832	32,629
	Gulf of Mexico [1]	15,970	12,619	14,356	11,901
Canada	Onshore	267,421	244,309	266,416	226,218
Malaysia	Sarawak	99,830	99,080	104,457	104,616
	Block K	3,589	9,230	5,766	8,358
Total net natural gas – thousands of cubic feet per day		417,166	397,194	422,827	383,722
Total net hydrocarbons including NCI [3,4]		182,558	164,201	171,804	162,524
Noncontrolling interest
Net crude oil and condensate – barrels per day		(3,729)	–	(940)	–
Net natural gas liquids – barrels per day		(94)	–	(24)	–
Net natural gas – thousands of cubic feet per day		(1,705)	–	(430)	–
Total noncontrolling interest		(4,107)	–	(1,036)	–
Total net hydrocarbons excluding NCI [3,4]		178,451	164,201	170,769	162,524

1 2018 includes net volumes attributable to a noncontrolling interest in MP GOM, a Gulf of Mexico joint venture.

2  The Company sold the Seal area heavy oil field in January 2017.

3  Natural gas converted on an energy equivalent basis of 6:1.

4 NCI – noncontrolling interest in MP GOM, a Gulf of Mexico joint venture.

MURPHY OIL CORPORATION

PRICE SUMMARY

(unaudited)

		Three Months Ended		Year Ended
		December 31,		December 31,
		2018	2017	2018	2017
Weighted average Exploration and Production sales prices
Crude oil and condensate – dollars per barrel
United States [1]	Onshore	$63.14	55.86	$67.08	50.49
	Gulf of Mexico [4]	54.97	54.03	62.36	49.24
Canada [2]	Onshore	35.80	52.91	50.87	46.68
	Offshore	61.12	60.78	68.02	53.39
Malaysia [3]	Sarawak	51.99	58.76	62.38	53.26
	Block K	63.06	58.91	65.44	52.72
Brunei		68.59	–	71.48	–

Natural gas liquids – dollars per barrel
United States	Onshore	$19.71	22.22	$22.21	17.70
	Gulf of Mexico [4]	18.82	24.84	24.54	19.57
Canada [2]	Onshore	30.78	29.80	37.44	25.00
Malaysia [3]	Sarawak	65.34	51.92	69.04	51.00

Natural gas – dollars per thousand cubic feet
United States	Onshore	$3.02	2.36	$2.44	2.49
	Gulf of Mexico [4]	3.71	2.31	2.77	2.49
Canada [2]	Onshore	1.81	1.90	1.52	1.97
Malaysia [3]	Sarawak	3.99	3.64	3.78	3.55
	Block K	0.26	0.23	0.24	0.24

1  In 2018, the Company reported realized and unrealized gains and losses on crude oil contracts in the Corporate segment to reflect how segments are currently evaluated, how resources are allocated and how risk is managed by the Company.  The 2017 amounts have been reclassified from the Exploration and Production business for comparable disclosure.

2 U.S. dollar equivalent.

3 Prices are net of payments under the terms of the respective production sharing contracts.

4  Prices include noncontrolling interest for MP GOM, a U.S. Gulf of Mexico joint venture.

MURPHY OIL CORPORATION
COMMODITY HEDGE POSITIONS (unaudited)
AS OF DECEMBER 31, 2018

			Volumes	Price	Remaining Period
Area	Commodity	Type	(MMcf/d)	(CAD/Mcf)	Start Date	End Date
Montney	Natural Gas	Fixed price forward sales at AECO	59	C$2.81	1/1/2019	12/31/2020

			Volumes	Price	Remaining Period
Area	Commodity	Type	(MMcf/d)	(USD/MMBtu)	Start Date	End Date
Montney	Natural Gas	Fixed price forward sales at AECO	10	$ 4.19	1/1/2019	3/31/2019
Montney	Natural Gas	Fixed price forward sales at AECO	10	$ 3.85	1/1/2019	3/31/2019
Montney	Natural Gas	Fixed price forward sales at Dawn	10	$ 4.20	1/1/2019	3/31/2019

MURPHY OIL CORPORATION

FIRST QUARTER 2019 GUIDANCE

	Liquids	Gas
	BOPD	MCFD
Production – net
U.S. – Eagle Ford Shale	34,800	28,800
– Gulf of Mexico including NCI [1]	65,900	25,100
– Gulf of Mexico excluding NCI	52,750	20,000
Canada – Tupper Montney	–	220,000
– Kaybob Duvernay and Placid Montney	8,400	34,800
– Offshore	7,650	–
Malaysia – Sarawak	11,900	103,700
– Block K / Brunei	16,000	6,700

Total net production (BOEPD) - including NCI [1]		212,000 to 216,000
Total net production (BOEPD) - excluding NCI		198,000 to 202,000

Total net sales (BOEPD) - including NCI		214,000 to 223,000
Total net sales (BOEPD) - excluding NCI		200,000 to 209,000

Realized oil prices (dollars per barrel):
Malaysia – Sarawak		$55.00
– Block K		$59.00

Realized natural gas price ($ per MCF):
Malaysia – Sarawak		$4.00

Exploration expense ($ millions)		$40

[1] Includes noncontrolling interest of MP GOM of 13,150 BOPD liquids and 5,100 MCFD gas.

FULL YEAR 2019 GUIDANCE

Total production (BOEPD) - including NCI [2]		215,000 to 223,000
Total production (BOEPD) - excluding NCI		202,000 to 210,000

Capital expenditures ($ billions) – excluding NCI [3]		$1.25 - $1.45

2 Includes noncontrolling interest of MP GOM of 13,000 BOEPD.

3 Excludes noncontrolling interest of MP GOM of $48 million.